                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-17041 of Sierra Pacific Power Company on Form S-3 of our report dated February 16, 1996, on our audit of the consolidated statements of income, cash flows and shareholder's equity for the year ended December 31, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Sierra Pacific Power Company for the year ended December 31, 1997.


Coopers & Lybrand L.L.P.

San Francisco, California
March 16, 1998